Exhibit 99.1

NEWS RELEASE For immediate release Kathryn McKie 904 598 7348 KathrynMcKie@regencycenters.com

Regency Centers Reports Second Quarter 2026 Results

JACKSONVILLE, Fla. (July 29, 2026) – Regency Centers Corporation (“Regency Centers,” “Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the period ended June 30, 2026, and provided updated 2026 earnings guidance. For the three months ended June 30, 2026 and 2025, Net Income Attributable to Common Shareholders was $0.61 and $0.56, respectively, per diluted share.

Second Quarter 2026 Highlights

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Reported Nareit Funds From Operations ("FFO") of $1.21 per diluted share and Core Operating Earnings of $1.16 per diluted share
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Increased quarterly Same Property Net Operating Income ("NOI") year-over-year by 3.8%
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Raised full year 2026 Nareit FFO guidance to a range of $4.84 to $4.88 per diluted share and 2026 Core Operating Earnings guidance to a range of $4.62 to $4.66 per diluted share
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The midpoint of 2026 Core Operating Earnings guidance now represents year-over-year growth exceeding 5%
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Raised full year 2026 guidance for Same Property NOI growth to a range of 3.7% to 4.1% year-over-year
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Same Property percent leased ended the quarter at 96.9%, up 40 basis points year-over-year, and Same Property percent commenced ended the quarter at 94.5%, up 50 basis points year-over-year
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Executed 2.1 million square feet of comparable new and renewal leases during the quarter at blended rent spreads of 10.4% on a cash basis and 19.5% on a straight-lined basis
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Started $68 million of ground-up development and redevelopment projects
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As of June 30, 2026, Regency's in-process development and redevelopment projects had estimated net project costs of $680 million at a blended estimated yield of approximately 9%
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Acquired one shopping center and two outparcels for a total of approximately $48 million, or $19 million at Regency's share
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Pro-rata net debt and preferred stock to TTM operating EBITDAre at June 30, 2026 was 5.0x
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Issued the Company's annual Corporate Responsibility report, highlighting achievements and progress within our corporate responsibility program
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Subsequent to quarter end, acquired two shopping centers for $101 million, or $42 million at Regency's share

“Our team delivered another excellent quarter, highlighted by strong earnings and NOI growth, robust tenant demand, and continued momentum across our investments platform,” said Lisa Palmer, President and Chief Executive Officer. “These results reflect the strength of our strategy, anchored by our high-quality portfolio, leading national development program, fortress balance sheet and exceptional team. Together, these position us to drive attractive, sustainable growth and long-term value for our shareholders.”

Financial Results

Net Income Attributable to Common Shareholders

•
For the three months ended June 30, 2026, Net Income Attributable to Common Shareholders was $112.4 million, or $0.61 per diluted share, compared to Net Income Attributable to Common Shareholders of $102.6 million, or $0.56 per diluted share, for the same period in 2025.

Nareit FFO

•
For the three months ended June 30, 2026, Nareit FFO was $226.3 million, or $1.21 per diluted share, compared to $212.1 million, or $1.16 per diluted share, for the same period in 2025.

Core Operating Earnings

•
For the three months ended June 30, 2026, Core Operating Earnings was $217.7 million, or $1.16 per diluted share, compared to $202.2 million, or $1.10 per diluted share, for the same period in 2025.

Portfolio Performance

NOI

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Second quarter 2026 Same Property NOI increased by 3.8% compared to the same period in 2025.
o
Same Property base rent growth contributed 3.7% to Same Property NOI growth in the second quarter of 2026.
•
Second quarter 2026 NOI increased by 6.8% compared to the same period in 2025.

Occupancy

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As of June 30, 2026, Regency’s Same Property portfolio was 96.9% leased, an increase of 30 basis points sequentially and an increase of 40 basis points compared to June 30, 2025.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 98.4%, an increase of 20 basis points sequentially.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 94.4%, an increase of 30 basis points sequentially.
•
As of June 30, 2026, Regency’s Same Property portfolio was 94.5% commenced, an increase of 20 basis points sequentially and an increase of 50 basis points compared to June 30, 2025.

Leasing Activity

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During the three months ended June 30, 2026, Regency executed approximately 2.1 million square feet of comparable new and renewal leases at a blended cash rent spread of +10.4% and a blended straight-lined rent spread of +19.5%.
•
During the twelve months ended June 30, 2026, Regency executed approximately 7.1 million square feet of comparable new and renewal leases at a blended cash rent spread of +11.8% and a blended straight-lined rent spread of +22.7%.

Corporate Responsibility

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On May 28, 2026, Regency issued its annual Corporate Responsibility Report, demonstrating the Company’s continued leadership in and commitment to corporate responsibility as a key component of our business strategy and performance. The report can be found in the Corporate Responsibility section of the Company's website.

Capital Allocation and Balance Sheet

Developments and Redevelopments

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For the three months ended June 30, 2026, the Company started ground-up development and redevelopment projects with estimated net project costs of approximately $68 million, at the Company's share.
o
Second quarter starts included The Berkeley at Durbin Park, a $55 million Whole Foods and TJ Maxx-anchored ground-up development project in Jacksonville, FL.
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For the three months ended June 30, 2026, the Company completed approximately $20 million of redevelopment projects.
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As of June 30, 2026, Regency’s in-process development and redevelopment projects had estimated net project costs of $680 million at the Company’s share, 49% of which had been incurred.

Property Transactions

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On June 11, 2026, the Company acquired Shops at Highland Walk in Denver, CO, a 95,000 square foot shopping center anchored by King Soopers.
o
The property was acquired through the Company's State of Oregon joint venture for approximately $37 million, or $7 million at Regency's share.
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Subsequent to quarter end, on July 8, 2026, the Company acquired Franklin Crossing in Franklin Lakes, NJ, an 88,000 square foot shopping center anchored by Stop & Shop, for $27 million.
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Subsequent to quarter end, on July 14, 2026, the Company acquired Cornerstone at Westford in Westford, MA, a 236,000 square foot shopping center anchored by Market Basket.
o
The property was acquired through the Company's State of Oregon joint venture for $74 million, or $15 million at Regency's share.

Balance Sheet

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As of June 30, 2026, Regency had approximately $1.5 billion of available capacity under its revolving credit facility.
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As of June 30, 2026, Regency’s pro-rata net debt and preferred stock to TTM operating EBITDAre was 5.0x.

2026 Guidance

Regency Centers is providing updated 2026 Guidance, as summarized in the table below. Please refer to the Company’s second quarter 2026 "Earnings Presentation" and "Quarterly Supplemental Disclosure" for additional detail. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2026 Guidance (in thousands, except per share data)	YTD Actual	Current 2026 Guidance	Prior 2026 Guidance

Net Income Attributable to Common Shareholders per diluted share	$1.30	$2.48 - $2.52	$2.45 - $2.49

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$2.41	$4.84 - $4.88	$4.83 - $4.87

Core Operating Earnings per diluted share(1)	$2.32	$4.62 - $4.66	$4.59 - $4.63

Same property NOI growth	4.1%	+3.7% to +4.1%	+3.25% to +3.75%

Non-cash revenues(2)	$20,173	$46,000-$49,000	+/- $51,000

G&A expense, net(3)	$50,609	$98,000-$100,000	$96,000-$100,000

Interest expense, net and Preferred stock dividends(4)	$123,594	$250,000-$252,000	$250,000-$252,000

Management, transaction and other fees	$13,569	+/-$27,000	+/-$27,000

Development and Redevelopment spend	$169,187	+/-$350,000	+/-$350,000

Acquisitions	$25,020	+/-$70,000	+/-$25,000
Cap rate (weighted average)	5.9%	+/- 6.3%	+/- 5.9%

Dispositions	$2,925	+/-$5,000	$0
Cap rate (weighted average)	7.3%	+/- 6.2%	0.0%

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro -rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.

Conference Call Information

To discuss Regency’s second quarter results and provide further business updates, management will host a conference call on Thursday, July 30 at 11:00 a.m. ET. Dial-in and webcast information is below.

Second Quarter 2026 Earnings Conference Call

Date:	Thursday, July 30, 2026
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	Second Quarter 2026 Webcast Link

Replay: Webcast Archive – Investor Relations page under Events & Webcasts

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, Core Operating Earnings, and Adjusted Funds from Operations – Actual (in thousands, except per share amounts)

For the Periods Ended June 30, 2026 and 2025	Three Months Ended		Year to Date
	2026	2025	2026	2025
Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$112,351	102,608	$237,487	208,782
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	115,156	107,329	228,718	211,363
Gain on sale of real estate, net of tax	(3,570)	346	(20,617)	245
Provision for impairment of real estate	-	1,262	-	1,262
Exchangeable operating partnership units	2,360	586	4,977	1,228
Nareit FFO	$226,297	212,131	$450,565	422,880

Nareit FFO per share (diluted)	$1.21	1.16	$2.41	2.31
Weighted average shares (diluted)	187,190	183,023	187,147	182,966

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$226,297	212,131	$450,565	422,880
Adjustments to reconcile to Core Operating Earnings (1):
Certain Non-Cash Items
Straight-line rent, net (2)	(5,390)	(6,040)	(9,828)	(12,177)
Above/below market rent amortization, net	(5,048)	(5,376)	(10,297)	(11,837)
Debt and derivative mark-to-market amortization	1,871	1,510	3,813	2,802
Core Operating Earnings	$217,730	202,225	434,253	401,668

Core Operating Earnings per share (diluted)	$1.16	1.10	$2.32	2.20
Weighted average shares (diluted)	187,190	183,023	187,147	182,966

Reconciliation of Core Operating Earnings to Adjusted Funds from Operations:

Core Operating Earnings	$217,730	202,225	$434,253	401,668
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(40,823)	(32,524)	(67,910)	(56,277)
Debt cost and derivative adjustments	2,372	2,297	4,602	4,426
Stock-based compensation	6,061	5,455	11,929	10,898
Adjusted Funds from Operations	$185,340	177,453	$382,874	360,715
(1)
Includes Regency's consolidated entities and its share of unconsolidated real estate partnerships, net of share attributable to noncontrolling interests.
(2)
Includes the impact of uncollectible straight-line rent of $912 and $744 for the three months ended June 30, 2026 and 2025, respectively, and $3,092 and $1,120 for the six months ended June 30, 2026 and 2025, respectively.

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended June 30, 2026 and 2025	Three Months Ended			Year to Date
	2026	2025	Change	2026	2025	Change

Net income attributable to common shareholders	$112,351	102,608		$237,487	208,782
Less:
Management, transaction, and other fees	(7,192)	(7,244)		(14,125)	(14,056)
Other (1)	(12,181)	(12,850)		(23,577)	(26,539)
Plus:
Depreciation and amortization	108,803	99,535		215,225	196,309
General and administrative	27,567	25,480		53,173	47,080
Other operating expense	2,037	1,944		3,038	3,632
Other expense, net	50,593	51,040		94,889	99,713
Equity in income of investments in real estate partnerships excluded from NOI (2)	10,740	14,679		15,340	28,130
Net income attributable to noncontrolling interests	3,975	2,328		8,224	4,594
Preferred stock dividends	3,413	3,413		6,826	6,826
NOI	300,106	280,933	6.8%	596,500	554,471	7.6%

Less non-same property NOI (3)	(11,786)	(3,287)		(22,612)	(3,190)
Same Property NOI	$288,320	277,646	3.8%	$573,888	551,281	4.1%

Same Property NOI without Redevelopments	$246,356	239,487	2.9%	$488,766	475,372	2.8%

Expense Recovery Ratio	89.7%	88.1%		87.8%	86.4%

NOI Margin	69.6%	70.2%		69.0%	69.7%

(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Property in Development, termination fees, corporate activities, and noncontrolling interests.

Same Property NOI is a key non-GAAP pro-rata measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Same Property NOI.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published additional financial information in its second quarter 2026 supplemental package that may help investors estimate earnings. A copy of the Company’s second quarter 2026 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period ended June 30, 2026. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

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Non-GAAP Financial Measures

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP financial measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is that they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sales and impairments of real estate, net of tax, plus depreciation and amortization related to real estate, and after adjustments for unconsolidated real estate partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional non-GAAP performance measure that adjusts Nareit Funds from Operations (“Nareit FFO”) to exclude certain non-cash and other items that impact the comparability of the Company's period-over-period performance. Core Operating Earnings excludes from Nareit FFO: (i) certain income or expenses related to non-comparable events and transactions; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash items derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other non-cash or non-comparable amounts as they occur.

Adjusted Funds From Operations (“AFFO”) is an additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings ("COE") for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, to Core Operating Earnings, and to Adjusted Funds from Operations.

Net Operating Income (NOI) is the sum of base rent, percentage rent, termination fee income, tenant recoveries, other lease income, and other property income, less operating and maintenance expenses, real estate taxes, ground rent, termination expense, and uncollectible lease income. NOI excludes straight-line rental income and expense, above and below market rent and ground rent amortization, tenant lease inducement amortization, and other fees. Management believes that NOI is a useful measure for investors because it provides insight into the core operations and performance of our properties, independent of the capital structure, financing activities, and non-operating factors. By focusing on property-level performance, NOI allows investors to compare the performance of our real estate assets across periods and with those of other REIT peers in the industry, facilitating a clearer understanding of trends in occupancy, rental income, and operating expense management. In addition to its relevance for investors, management uses NOI as a key performance metric in making operational and strategic decisions. NOI is used to evaluate income generated from shopping centers (i.e., return on assets) and to guide decisions on capital investments. These decisions may include acquisitions, redevelopments, and investments in capital improvements.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Same Property NOI is a key non-GAAP financial measure commonly used by real estate investment trusts (REITs) to evaluate operating performance. It is calculated on a Pro-rata ownership basis for properties owned and operated for the entirety of both the current and prior comparable reporting periods. Same Property NOI includes revenues and operating expenses associated with these properties but excludes items that are not indicative of ongoing operating performance. These include, without limitation, termination fees, as well as corporate-level expenses, financing costs, and other non-operating items. Management believes this measure provides investors with a useful and consistent comparison of the Company’s operating performance and trends. Management uses Same Property NOI as a supplemental measure to assess property-level performance and to compare the performance of its stabilized property portfolio across reporting periods. This measure allows investors to evaluate trends in revenue and expense growth for properties that have been consistently operated during the periods.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our current 2026 guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Macroeconomic, political, and geopolitical conditions and governmental policies may adversely impact consumer confidence and spending and the businesses of our tenants and could, in turn, adversely impact our business. Changes in interest rates may adversely impact our cost to borrow, real estate valuation, stock price, and ability to raise capital through issuance of debt and equity. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises may adversely affect our tenants' financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Shifts in retail trends, sales, and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up, as well as autonomous delivery systems, may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our "anchor" tenants. A percentage of our revenues are derived from "local" tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have an adverse effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased and differing focus on metrics and reporting related to environmental, social and governance ("ESG") factors by investors, lenders and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provide that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.